A-1 SCHEDULE A: ACQUIRING FUNDS AMENDED: OCTOBER 21, 2024 Registrant: JNL Series Trust Series: JNL Moderate ETF Allocation Fund* JNL Moderate Growth ETF Allocation Fund* JNL Growth ETF Allocation Fund* *The Acquiring Fund names are effective October 21, 2024. Prior to October 21, 2024, the JNL Moderate ETF Allocation Fund was known as the JNL iShares Tactical Moderate Fund, the JNL Moderate Growth ETF Allocation Fund was known as the JNL iShares Tactical Moderate Growth Fund, and the JNL Growth ETF Allocation Fund was known as the JNL iShares Tactical Growth Fund.